UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 25, 2009
Date of Report (Date of earliest event reported)
lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2285 Clark Drive
Vancouver, British Columbia
Canada, V5N 3G9
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     On March 25, 2009, Steven J. Collins advised the Board of Directors (the “Board”) of lululemon athletica inc. (the “Company”) that he will not be standing for re-election to the Board at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Collins intends to retire from the Board upon the completion of his current term at the Annual Meeting. His decision not to stand for re-election at the Annual Meeting was not due to any disagreement with the Company. In connection with Mr. Collins’ retirement, the Board, by resolution in accordance with the Company’s Second Amended and Restated Bylaws, has reduced its size from ten members to nine, effective immediately prior to the Annual Meeting. This reduction will have the effect of reducing the number of Class II directors of the Board standing for election at the Annual Meeting, from four members to three. As previously disclosed, the number of Class II directors of the Board was increased from three to four in December 2008 to accommodate the appointment of Martha A.M. Morfitt as a Class II director.
(e)
     On March 25, 2009, the Board approved a 2009 Executive Bonus Plan (the “Plan”) and related financial performance goals applicable to the Company’s senior management team in respect of the fiscal year beginning February 2, 2009 (“Fiscal 2009”). The Plan is applicable to the positions of executive vice president and above, and to other senior officers of the Company as designated by the Compensation Committee (the “Compensation Committee”) of the Board. Target bonuses for the Company’s executive officers eligible to participate in the Plan are weighted so that 90% of the target bonus is based on financial performance goals and 10% is based on individual performance goals. The maximum allowable bonus payout is 120% of the target bonus amount.
     The financial performance goals for each of the executive officers eligible to participate in the Plan are based on four financial measures for Fiscal 2009: (i) the Company’s diluted earnings per share; (ii) Company revenue; (iii) gross margin; and (iv) inventory turns (the “Financial Measures”). Individual performance goals vary depending on the responsibilities of the positions held by each Plan participant. The Fiscal 2009 target bonus amounts and weighting between the financial and individual performance goals for each executive officer are set forth in the table below.

		Financial	Individual
	Target Bonus (as a	Performance	Performance
Executive Officer	Percentage of Salary)	Goals Weight	Goals Weight
Chief Executive Officer	75%	90%	10%
Chief Product Designer	75%	90%	10%
Executive Vice President	60%	90%	10%
Other Executive Officers	60%	90%	10%
     If the Company’s minimum positive cash flow goal established by the Compensation Committee is not reached for Fiscal 2009, there will be no bonuses paid under the Plan.
     The following is an example of how a maximum allowable payout of 120% of the target amount could affect total bonus payouts for Fiscal 2009. This example is included for illustrative purposes only and does not represent a forecast or target by the Company for Fiscal 2009 of the Financial Measures.
     Because each executive vice president participating in the Plan has a target bonus of 60% of base salary, and because 90% of that target bonus is allocated to achieving the financial performance goals and 10% of the target bonus is allocated to achieving the individual performance goals, the target bonus attributable to achievement of the financial performance goals is 54% of base salary (i.e. 90% x 60% = 54%) and the target bonus attributable to achievement of the individual performance goals is 6% of base salary (i.e., 10% x 60% = 6%). If the Financial Measures and individual performance were at a level permitting a payout of 120% of the target bonus, an executive vice president participating in the Plan would be eligible to receive 72% of his or her base salary (64.8% for achieving the financial performance goals (120% x 54%) and 7.2% for achieving the individual performance goals (120% x 6%)).
     A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 25, 2009, the Board amended Section 2.5.1(a) of the Second Amended and Restated Bylaws of the Company. Section 2.5.1(a) of the Bylaws was amended to (i) require that stockholders submitting proposals relating to director nominations and proposals not included in the Company’s proxy statement for consideration at an annual meeting of the Company do so on or before the date that is 120 days prior to the anniversary of the mailing date of the preceding year’s proxy statement and (ii) require that stockholders submitting proposals for consideration at an annual meeting of the Company provide additional information regarding their derivative securities positions.
     A copy of the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of lululemon athletica inc., effective March 25, 2009.

10.1	2009 Executive Bonus Plan of lululemon athletica inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.
Dated: March 31, 2009	By:	/s/ John E. Currie
John E. Currie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of lululemon athletica inc., effective March 25, 2009.

10.1	2009 Executive Bonus Plan of lululemon athletica inc.